UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2023

Casella Waste Systems, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-23211	03-0338873
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25 Greens Hill Lane,
Rutland, Vermont	05701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (802) 775-0325

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.01 par value per share	CWST	The Nasdaq Stock Market LLC
(Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As previously disclosed, Casella Waste Systems, Inc. (the “Company”) entered into (1) the Third Amendment to Amended and Restated Credit Agreement, dated as of April 25, 2023, by and among the Company, certain of its subsidiaries party thereto, the lenders party thereto and Bank of America, N.A., as administrative agent (the “Third Amendment”), which amended the Company’s Amended and Restated Credit Agreement, dated as of December 22, 2021, as amended, among the Company, certain of its subsidiaries party thereto, the lenders from time to time party thereto and Bank of America, N.A.,, as administrative agent (as amended pursuant to the Third Amendment and the Loan Joinder (defined below), the “Credit Agreement”), and (2) the Specified Acquisition Loan Joinder, dated as of May 25, 2023 (the “Loan Joinder”), by and among the Company, certain of its subsidiaries party thereto, Bank of America, N.A., as administrative lender and the other lenders party thereto (the “Specified Acquisition Lenders”), pursuant to which the Specified Acquisition Lenders committed to lend to the Company up to $430 million as a term loan A (“Term Loan A”) facility under the Credit Agreement and the Credit Agreement was amended.

On June 30, 2023, pursuant to the Loan Joinder, the Company borrowed $430.0 million as a Term Loan A under the Credit Agreement, and paid certain fees and costs due and payable in connection therewith. The proceeds of the Term Loan A were used to fund a portion of the consideration for the transactions, plus fees, costs and expenses, in connection with the transactions contemplated by that certain Equity Purchase Agreement dated as of April 21, 2023 (the “Purchase Agreement”) by and among the Company, its wholly owned subsidiary Casella Mid-Atlantic, LLC (the “Buyer”), GFL Environmental Inc. (the “Seller Parent”), GFL (CW) Holdco, LLC (“Holdco”) and Waste Industries USA, LLC (“Waste Industries USA”, and together with Holdco, the “Sellers”), pursuant to which the Buyer acquired 100% of the equity interests in Waste Industries of Maryland, LLC and its wholly-owned subsidiary Pink Trash Company, Inc., Industries of Delaware, LLC, Waste Industries of Pennsylvania, LLC and County Waste of Pennsylvania, LLC from the Sellers for approximately $525 million in cash as previously disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 24, 2023.

Pursuant to the Loan Joinder, the maturity date of the Term Loan A shall be December 22, 2026, unless earlier due and payable pursuant to the terms of the Credit Agreement. The Term Loan A shall be amortized, commencing on the last business day of the third fiscal quarter of 2023, in quarterly installments equal to 1.25% of the initial aggregate principal amount of the Term Loan A. The Term Loan A shall bear interest at an interest rate margin (set based on the Company’s consolidated net leverage ratio) of 1.625% to 2.625% above adjusted Term SOFR or 0.625% to 1.625% above Base Rate, as calculated pursuant to the Credit Agreement. The applicable interest rate margin for Term Loan A shall initially be 2.375% over adjusted Term SOFR.

The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Third Amendment and the Loan Joinder, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.2 and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On July 3, 2023, the Company issued a press release announcing that the Buyer had completed its acquisition on June 30, 2023 of 100% of the equity interests in Waste Industries of Maryland, LLC and its wholly-owned subsidiary Pink Trash Company, Inc., Waste Industries of Delaware, LLC, Waste Industries of Pennsylvania, LLC and County Waste of Pennsylvania, LLC pursuant to the Purchase Agreement.

The information in this Item 7.01 in this Form 8-K (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 8.01	Other Events.

On June 30, 2023, the Company completed its acquisition of 100% of the equity interests in Waste Industries of Maryland, LLC and its wholly-owned subsidiary Pink Trash Company, Inc., Waste Industries of Delaware, LLC, Waste Industries of Pennsylvania, LLC and County Waste of Pennsylvania, LLC for approximately $525 million in cash under the terms of the Purchase Agreement.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit Description

10.1	Third Amendment to Amended and Restated Credit Agreement, dated as of April 25, 2023, by and among Casella Waste Systems, Inc., its subsidiaries party thereto, Bank of America, N.A., JPMorgan Chase Bank, N.A., Comerica Bank, Citizens Bank, N.A., TD Bank, N.A., and M&T Bank.

10.2	Specified Acquisition Loan Joinder, dated as of May 25, 2023, by and among Casella Waste Systems, Inc., its subsidiaries party thereto, BofA Securities, Inc., Bank of America, N.A., JPMorgan Chase Bank, N.A., The Huntington National Bank, Citizens Bank, N.A., Comerica Bank, TD Bank, N.A., Capital One, National Association, CoBank, ACB, U.S. Bank National Association, and M&T Bank.

99.1	Press Release of Casella Waste Systems, Inc. dated July 3, 2023.

101.SCH	Inline XBRL Taxonomy Extension Schema Document.**

101.LAB	Inline XBRL Taxonomy Label Linkbase Document.**

101.PRE	Inline XBRL Taxonomy Presentation Linkbase Document.**

104	Cover Page Interactive Data File (formatted as inline XBRL with applicable taxonomy extension information contained in Exhibits 101).

**	Submitted Electronically Herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CASELLA WASTE SYSTEMS, INC.

Date: July 3, 2023	By:	/s/ Edmond R. Coletta
Edmond R. Coletta
President and Chief Financial Officer